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                                                                     EXHIBIT 5.1



                                                               November 14, 2000


Nordstrom, Inc.
1617 Sixth Avenue
Seattle, Washington  98101-1742

Dear Sir or Madam:

We have acted as counsel for Nordstrom, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of the offering of an aggregate 2,537,000 shares of Nordstrom's common stock, no par value (the "Common Stock"), for the benefit of certain selling shareholders (the "Selling Shareholders"). These Selling Shareholders acquired the Common Stock in connection with the acquisition by the Company of Faconnable S.A. on October 24, 2000.

In rendering this opinion letter, we have relied as to matters of material fact upon the representations of members of the Company's management; however, we have no reason to believe that any such representations are incorrect or incomplete. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. In connection with this letter, we have concerned ourselves solely with the application of the laws of the State of Washington and the laws of the United States, and no opinion is expressed herein concerning the possible effects of the laws of any other jurisdiction.

Subject to the foregoing, we are of the opinion that the Common Stock has been validly issued, fully paid and nonassessable.

The opinions contained in this letter are given as of the date hereof, and we render no opinion as to any matter brought to our attention subsequent to the date hereof. We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendments or supplements thereto.

                                        Very truly yours,

                                        /s/ LANE POWELL SPEARS LUBERSKY LLP
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                                        LANE POWELL SPEARS LUBERSKY LLP